Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of July 15, 2008 by and between Lev Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and ViroPharma Incorporated, a Delaware corporation (the “Purchaser”).

WHEREAS, the Company, the Purchaser and HAE Acquisition Corp. have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), whereby on the terms and subject to the conditions set forth therein, HAE Acquisition Corp. will merge with and into the Company and the Company will become a wholly-owned subsidiary of the Purchaser (the “Merger”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement; and

WHEREAS, the Shares (as defined below) will be sold to the Purchaser pursuant to the Company’s effective Registration Statement on Form S-3 (Reg. No. 333-143196) (the “Registration Statement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” means the 9,661,836 shares of Common Stock issued to the Purchaser pursuant to this Agreement.

“Termination Date” means the date the Merger Agreement is terminated in accordance with its terms.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. Concurrent with the execution and delivery of this Agreement, on the basis of the representations, warranties and agreements herein and subject to the satisfaction of the conditions set forth in Section 2.2, the Company shall sell, and the Purchaser shall purchase, the Shares for an aggregate cash purchase price of $20,000,000 (the “Purchase Price”). The closing of such issuance and purchase (the “Closing”) shall take place at 9:00 A.M., New York City time, on the date hereof (the “Closing Date”), at the offices of Becker & Poliakoff, 45 Broadway 11th Floor New York, NY, or at such other time and place as the Purchaser and the Company shall mutually select.

2.2 Deliveries. At the Closing,

(a) the Company shall deliver or cause to be delivered to the Purchaser a copy of irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the Shares, registered in the name of the Purchaser; and

(b) the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price by wire transfer in immediately available funds to the account as specified in writing by the Company; and

(c) the Company shall deliver to Purchaser (i) a certificate of good standing, dated a recent date, with respect to the Company, and (ii) a copy, certified by the Secretary or an Assistant Secretary of the Company, of resolutions duly adopted by the Company’s Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.

(a) The representations and warranties of the Company set forth in Article 5 of the Merger Agreement, including the definitions of all capitalized terms used therein, are hereby incorporated by reference herein as if set forth in full in this Agreement. Any references in such Article 5 or any such definitions (other than in Section 5.2 thereof) to “this Agreement” or “this Agreement and the transactions contemplated hereby,” or words of similar import, shall mean this Agreement and the purchase and sale of the Shares contemplated by this Agreement.

(b) In addition to the foregoing, the Company hereby makes the following representations and warranties to the Purchaser:

(i) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, including the sale and issuance of the Shares, other than (A) filings required pursuant to this Agreement, (B) filings with the Commission (such as any prospectus, prospectus supplement and any Current Report on Form 8-K) and such filings as are required to be made under applicable state securities laws, and (C) those made or obtained prior to the date hereof.

(iii) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.

(iv) Anti-Takeover Laws. The Company has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws, including Section 203 of the DGCL.

(v) Registration Statement and Prospectus Supplement. The Registration Statement has been declared effective and includes sufficient shares of Common Stock for the Company to issue and sell the Shares thereunder. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the SEC. The Company will file a prospectus supplement covering the sale of the Shares to the Purchaser with the SEC within two (2) business days after the date hereof (the “Prospectus Supplement”). At the time of the filing of the Prospectus Supplement, the Registration Statement (including the base prospectus, the Prospectus Supplement and the documents incorporated by reference therein), and any amendments and supplements thereto, will comply in all material respects with the applicable provisions of the Securities Act, will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(vi) Over-the-Counter (“OTC”) Bulletin Board Requirements. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the two (2) years preceding the date hereof, received notice from the OTC Bulletin Board to the effect that the Company is not in compliance with the requirements to maintain eligibility for quotation of the Common Stock thereon. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements to maintain eligibility for quotation of the Company’s Common Stock thereon.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of this Agreement, other than (A) filings required pursuant to this Agreement, and (B) the filing of a Form 8-K with the Commission and such filings as are required to be made under applicable state securities laws.

(c) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, such decision has been independently made by the Purchaser and the Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel in making such decision. Purchaser has not relied on the truth, accuracy or completeness of the statements contained in any research report concerning the Company that was prepared by an investment banking firm.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares solely for the research, development and commercialization of Cinryze, including but not limited to (i) building inventory for the potential launch of Cinryze for the treatment of HAE in the United States; (ii) obtaining approval for Cinryze; (iii) independently commercializing Cinryze for the treatment of HAE in the United States; (iv) conducting research and development activities of Cinryze for HAE, including clinical trials, (v) opening and operating plasma centers, (vi) developing and implementing related marketing plans; and (vii) related payroll, travel, entertainment, education and other related expenses and corporate overhead. Notwithstanding anything in this Agreement to the contrary, this Section 4.1 shall terminate upon the earlier of the termination of the Merger Agreement or the consummation of the Merger.

4.2 Agreement to Vote Shares.

(a) The Purchaser understands and agrees that if it attempts to vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and the Purchaser hereby unconditionally and irrevocably instructs the Company not to, record such vote unless and until the Purchaser shall have complied with the terms of this Agreement.

(b)  From and after the date hereof, except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, the Purchaser will not commit any act that would restrict its legal power, authority and right to vote all of the Shares purchased hereunder or otherwise prevent or disable the Purchaser from performing any of its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, the Purchaser will not enter into any voting agreement with any person or entity with respect to any of the Shares purchased hereunder, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposit any of such Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Purchaser’s legal power, authority or right to vote such Shares in favor of the approval of the Proposed Transaction (as defined below).

(c) Prior to the Termination Date, at every meeting of the stockholders of Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Purchaser shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote the Shares, in proportion to the vote by the other stockholders of the Company, (i) in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction. The Purchaser shall ensure that any of its Affiliates to whom it transfers Shares shall vote such Shares in accordance with this Section 4.2. Notwithstanding the foregoing, the parties acknowledge and agree that the provisions of this Section 4.2 shall not be deemed to prohibit the Purchaser from selling or transferring any interest in any of the Shares at any time and shall apply to Shares only if and for so long as such Shares shall continue to be beneficially owned by the Purchaser or an Affiliate of the Purchaser (determined in accordance with Rule 13d-3 under the Exchange Act).

4.3 Transfers of Shares; Compliance with Applicable Securities Laws. The Purchaser acknowledges that during the period commencing with the execution and delivery of this Agreement and expiring on the Termination Date, the Purchaser may have access to material non-public information concerning the Company, and agrees that during such period any sale or transfer of any of the Shares shall be in compliance with all applicable securities laws.

ARTICLE V.
MISCELLANEOUS

5.1 Survival of Representations, Warranties, Agreements, Etc. Each of the representations and warranties set forth in this Agreement shall survive the Closing but only for a period of 12 months following the Closing Date and thereafter shall expire and have no further force and effect.

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Shares to the Purchaser.

5.3 Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and the Purchaser.

5.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

5.6 Consent to Jurisdiction; Venue. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Agreement shall be governed by an construed in all respects in accordance with the laws of the State of Delaware. The parties all expressly agree and acknowledge that the State of Delaware has a reasonable relationship to the parties and/or this Agreement. As to any dispute, claim or litigation arising out of or relating in any way to this Agreement or the transaction contemplated hereby, the parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any Delaware state court, or federal court of the United States of America sitting in Delaware, and any appellate court from any thereof. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

5.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.8 Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be void and of no effect.

5.9 No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.10 Cooperation. Each of the Purchaser and the Company agrees to reasonably cooperate with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by such party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

5.11 Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.12 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the parties shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the other parties set forth in this Agreement. Therefore, each party hereby agrees that, in addition to any other remedies that may be available to the Purchaser or the Company, as applicable upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity.

5.13 Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the address or facsimile address (or at such other address or facsimile address for a party as shall be specified by like notice) provided in the Merger Agreement, including to the persons designated therein to receive copies.

5.14 Counterparts. This Agreement may be executed in several counterparts, including by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

5.15 Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.16 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LEV PHARMACEUTICALS, INC.

By:	/s/ Judson Cooper
Name: Judson Cooper
Title: Chairman

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Name: Vincent J. Milano
Title: President and Chief Executive Officer